Exhibit 10.01

CERTIFICATE OF DESIGNATION OF
PREFERRED STOCK
OF
EXCEL CORPORATION

To Be Designated
Series A Preferred Stock

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of Excel Corporation, a Delaware corporation (the “Corporation”), at a meeting duly convened and held, at which a quorum was present and acting throughout:

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Corporation’s Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.001 per share, of the Corporation which shall consist of 2 shares of convertible preferred stock be, and the same hereby is, authorized; and the Chairman and Chief Executive Officer of the Corporation be, and he hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a Certificate of Designation of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:

1.             Number of Shares; Designation. A total of 2 shares of preferred stock, par value $0.001 per share, of the Corporation are hereby designated as Series A Preferred Stock (the “Series”). Shares of the Series (“Preferred Shares”) will be issued pursuant to the terms of the Securities Exchange Agreement, dated as of February 17, 2014 by and among the Corporation, Payprotec Oregon, LLC d/b/a Securus Payments ("Payprotec"), Steven Lemma and Mychol Robirds (the “Exchange Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Exchange Agreement.

2.             Rank. The Series shall not rank senior and prior to the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Certificate of Incorporation or the certificate of designation establishing such additional preferred stock.

3.             Dividends. The Preferred Shares shall not be entitled to receive dividends from funds legally available therefor as and when determined by the Board of Directors.

4.             Liquidation. The liquidation value per Preferred Share, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (a "Liquidation"), shall be $.01 per share. (the “Liquidation Value”).

5.             Conversion.

(a) Right to Convert. For so long as such Holder owns more than 9,000,000 million shares of Common Stock of the Corporation, such Holder shall have the right to convert upon the occurrence of a Fundamental Transaction, all (and only all) of the Preferred Shares held by such Holder into such number of fully paid and non-assessable Membership Interests in Payprotec (the “Conversion Shares”) as is equal to twenty-four and one half percent (24.5%) of the outstanding Membership Interests in Payprotec at the time of the Fundamental Transaction (a “Conversion”).

(b) Conversion Notice. In order to convert Preferred Shares, such Holder shall send to the Corporation by facsimile transmission, at any time prior to 3:00 p.m., eastern time, on or before the Tenth (10th) Business Day (the "Conversion Period"), time being of the essence, following the date in which written notice is given to such Holder by the Corporation that a Fundamental Transaction is occurring, a notice of conversion in substantially the form attached as Annex I hereto (a “Conversion Notice”). The Holder shall promptly thereafter send the certificate or certificates being converted to the Corporation. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Conversion Shares to which such Conversion Notice relates. As used herein, the term “Business Day” shall mean any day except a Saturday, Sunday or day on which the Federal Reserve Bank of New York, New York is closed in the ordinary course of business.

(c) Delivery of Conversion Shares. The Corporation shall promptly following the later of the date on which the Corporation receives a Conversion Notice from a Holder by facsimile transmission pursuant to paragraph 5(b), above, and the date on which the Corporation receives the related Preferred Shares certificate (the “Delivery Date”), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares.

(d) As used herein, the term “Fundamental Transaction” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of Payprotec; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Payprotec is disposed of; (c) the consolidation, merger or other business combination of Payprotec with or into any other entity, immediately following which Excel fails to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of Payprotec; (e) a transaction or series of transactions that constitutes or results in a “going public transaction” of Payprotec, either via (i) an underwritten public securities offering pursuant to a registration statement filed under the Securities Act of 1933, as amended; (ii) spin off; or (iii) reverse merger transaction, or (f) a Liquidation of the Corporation.

6.             No Voting Rights. Each Preferred Share shall not entitle the Holder thereof to any voting rights.

7.            Not Assignable or Transferable. The Preferred Shares are personal to the Holders. Once issued to a Holder, the Preferred Shares are not assignable, conveyable, sellable, or transferable (each a Transfer") to any third party (including any other Holder), including without limitation by contract, operation of law, will or intestate, without the express written consent of the Corporation, which consent maybe withheld with or without cause in the sole discretion of the Corporation. Any such Transfer shall be null and void and of no force and effect.

 IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chief Executive Officer as of April 21, 2014.

By:	/s/
Name:	Ruby Azrak
Title:	CEO

ANNEX I

CONVERSION NOTICE

The undersigned hereby elects to convert shares of Series A Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s). ________ , into Conversion Shares of Payprotec Oregon, LLC (the "Company") representing 24.5% of the outstanding membership interest of the Company according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the “Certificate of Designation”), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

Dated:_____________

HOLDER: